Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Cooper Industries plc’s Post-Effective Amendment No. 3 to the Registration Statement (Form S-8 No. 333-02847), Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-136381), Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-51439), Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 333-51441), Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-08277), Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-64400) and Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-120337) pertaining to the Amended and Restated Cooper Industries plc Director’s Stock Plan, Cooper Industries plc Amended and Restated Directors’ Retainer Fee Stock Plan, Cooper Industries Amended and Restated Management Annual Incentive Plan and Cooper Industries plc Amended and Restated Stock Incentive Plan of our reports dated February 20, 2009, with respect to the consolidated financial statements of Cooper Industries, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Cooper Industries, Ltd. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Houston, Texas
September 9, 2009